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                                                                   EXHIBIT 10.49

                           CTI MOLECULAR IMAGING, INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

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                                TABLE OF CONTENTS

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
PURPOSE............................................................................................... 1
REPORTING VIOLATIONS.................................................................................. 4
OUR OBLIGATION TO YOU................................................................................. 5
CODE ADMINISTRATOR AND COMPLIANCE COMMITTEE........................................................... 6
INVESTIGATIONS AND ENFORCEMENT........................................................................ 7
YOUR OBLIGATION TO THE COMPANY........................................................................ 7
DISCLOSURE, AMENDMENTS AND WAIVERS.................................................................... 8
STANDARDS OF CONDUCT AND ETHICS FOR EMPLOYEES, OFFICERS AND DIRECTORS................................. 9
   Compliance with Laws, Rules and Regulations........................................................ 9
   Conflicts of Interest..............................................................................12
   Corporate Opportunities............................................................................14
   Protection and Proper Use of Company Assets........................................................15
   Work Environment...................................................................................16
   Confidential and Proprietary Information...........................................................16
   Fraudulent Activities..............................................................................20
   Integrity of Records and Compliance with Accounting Principles.....................................20
   Disclosure Policies and Controls...................................................................21
   Fair and Honest Dealing............................................................................21
   Bribery, Kickbacks and Other Improper Payments; Customer and Supplier Relations....................21
   Ethics & Compliance in the International Community.................................................24
   Supplemental Standards for Principal Executive Officer, Principal Financial Officer and other
       Senior Financial Officers .....................................................................25
       Reporting Any Illegal or Unethical Behavior....................................................26
       Compliance Reminders...........................................................................26
       Certificate of Adoption of the Code............................................................27
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EXHIBIT A: ACKNOWLEDGEMENT FORM
EXHIBIT B: CONFLICT OF INTEREST DISCLOSURE STATEMENT
EXHIBIT C: CONTACTS AND PHONE NUMBERS
EXHIBIT D: SENIOR FINANCIAL OFFICERS' CODE OF ETHICS

    This Code is not intended to create, nor does it create, any contractual rights related to employment.

                                      -i-

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                                     PURPOSE

         Dear employees, officers and directors ("team members") of CTI Molecular Imaging, Inc. (the "Company"):

         The Company encourages you to conduct yourself everyday in a way that helps us maintain an outstanding reputation in the communities we serve. You already are excellent stewards for the Company. This Code of Business Conduct and Ethics (this "Code") puts into writing many of the behaviors that you already display and the actions you are already taking. Nonetheless, a written code is an important reference source for employees, officers and directors, especially in situations where there is some question about how to determine "the right thing to do." Additional guidance is provided in the Company's standard operating procedures and guidelines accessible in our "Corporate Information on Notes" workspace.

         If a law, local custom, business practice or policy that you encounter conflicts with this Code, please contact the Code Administrator (as defined below) prior to taking any action in order to obtain guidance on handling the potential conflict.

         You should keep in mind these important considerations when reading this Code:

         -        The Code should be applied both in letter and in spirit.

         - This Code should be considered together with any applicable laws and regulations, as well as any applicable company policies and procedures.

         - The Code applies to all of our employees, officers and directors regardless of where they work or their positions in the overall organization.

         - It is the policy of the Company for anyone aware of any possible violation of this Code or of any Company policy or legal requirement to report the possible violation. We will not tolerate retaliation against anyone for such reporting.

         - Anyone who does not comply with this Code, as well as with other corporate policies and procedures, may be disciplined, up to and including termination. Violations of the standards outlined in this Code also could result in criminal penalties, civil liabilities, or both. If you are in a situation that you believe may violate or lead to a potential violation of this Code, follow the guidelines provided elsewhere in this Code or contact the Code Administrator.

         Integrity and a high standard of ethics are fundamental to our beliefs. The Company is committed to doing what is right and deterring wrongdoing. In dealings with our customers, suppliers and fellow employees, these principles require that we:

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         -        conduct ourselves in a forthright and honest manner

         -        are fair and considerate in all dealings

         -        maintain professional behavior in all relationships

         -        make only commitments we believe we can keep - and keep them

         -        respect the rights and dignity of all individuals

         -        obey the law

         The Company will take steps to communicate the provisions of this Code and other company policies and procedures to its team members through periodic training programs and the dissemination of other information. Your commitment to this Code is required. If you have questions about this Code or the proper course of action to take in a particular situation, ask your immediate supervisor or the Code Administrator for direction. We may modify the Code from time to time, so please be alert to notices relating to changes.

OUR MISSION

         The Company exists to advance the quality of life of our customers, team members and stockholders through technology, creativity and innovation.

         We place high value on market understanding, customer satisfaction, the individual and the team, continuous improvement, creativity, technological strength and depth, and high integrity.

         To ensure that our mission becomes part of our everyday existence, and part of our culture, the Company's business, financial and human resources strategies are designed to support it. We continually evaluate and modify these strategies to ensure they support our mission. The various processes, practices and programs within the Company are founded on these strategies.

OUR APPROACH

         We expect our team members to adhere to a high standard of ethics and to comply with all laws and regulations that govern our businesses. Our aim is to promote an atmosphere in which ethical behavior is well recognized as a priority and practiced and to treat fairly all persons regardless of such factors as race, religion, gender, disability, age, or national origin.

         The guidelines and standards in this Code are grouped under section headings that emphasize the fundamental and overriding principles that should guide our behavior. We should act in a manner that will serve the best interests of the Company and its stockholders; that will preserve confidential information; and that will avoid conflicts of interest or the appearance of conflicts of interest.

         This Code cannot provide rules to cover every circumstance. Answers to questions involving ethical considerations are often neither easy nor clear-cut. If you have a question about a particular situation, discuss it with your manager or, if further

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clarification is needed, the Code Administrator should be notified. Our General
Counsel is the Code Administrator. A process for resolving questions or issues that may arise under the Code is provided in the sections below entitled "Reporting Violations," and "Compliance Reminders."

SERVE THE COMPANY'S BEST INTERESTS

         We seek to obtain and preserve the trust and confidence of our customers, vendors, and team members. In order to do so, complete honesty and fairness is required in conducting our internal and external business. This requires that team members provide accurate and complete information in dealings with vendors, customers and other company team members. In cases involving sensitive and/or proprietary information, team members must not discuss the information except on a "need to know" basis. (See "Standards of Conduct and Ethics for Employees, Officers and Directors--Confidential and Proprietary Information" below.) The products and services of the Company should be presented accurately and fairly. Any practice, no matter how long-standing or widespread, that involves conveying inaccurate or incomplete information in dealings with others is not acceptable. A copy of this Code should be provided to the Company's agents, representatives and consultants so they are aware of the ethical and business standards that are expected of persons acting on behalf of the Company.

         As a team member of the Company, you are expected:

         - To be knowledgeable about the requirements of your position including the Company's expectations and governmental rules and regulations that apply to your position;

         - To conduct all aspects of the Company's business in an ethical and legal manner and in accordance with federal laws and regulations and the laws and regulations of all localities and states where the Company does business;

         - To comply with the Company's guidelines, polices, and procedures, including this Code; and

         - To assist co-workers in their professional development and to support them in following the Code.

         You are expected to exercise good judgment and common sense in your decision-making and your dealings with others. Commitments should be made only if they can be met realistically. The services of others, such as suppliers, attorneys, or consultants, should be chosen based on the quality of service and competitiveness of price.

         If you become aware of actual or potential problems in any area of the Company's services or operations or in its business relationships with vendors, you should inform the Code Administrator. Also, when the applicability and interpretation of laws, regulations or policy is unclear, seek advice from the Code Administrator.

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PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS AND OTHER SENIOR FINANCIAL OFFICERS

         This Code contains additional standards of conduct for the Company's principal executive officer, principal financial officer, other Senior Leadership Team members, controller and certain other senior financial, policy making and accounting executives. These can be found under the section entitled "Supplemental Standards for Principal Executive Officer, Principal Financial Officer and Other Senior Financial Officers."

                              REPORTING VIOLATIONS

         It is the policy of the Company that anyone aware of a possible violation of this Code, or any other Company policy or legal requirement, report that possible violation to the Company. There are several options available to you if you need to make a report:

         YOU CAN SPEAK WITH YOUR SUPERVISOR. We encourage you first to contact your immediate supervisor, who is in turn responsible for informing the Code Administrator of any concerns raised.

         YOU CAN SPEAK DIRECTLY WITH THE CODE ADMINISTRATOR. If you prefer not to discuss a concern with your own supervisor, you may instead contact the Code Administrator directly at (865) 218-3830. You are also free to e-mail the Code Administrator at nick.mccall@ctimi.com.

         YOU CAN CALL OUR COMPLIANCE LINE. You may also call the Company's Compliance Line at 1-800-___ - ____. You can use the Compliance Line to report possible violations or to check on the status of a previously filed report. You can also report to the Compliance Line if you feel that a report previously made to company management, your supervisor, other management personnel or the Code Administrator has not been addressed.

         The Compliance Line is administered by an outside vendor. The telephone operators for the Compliance Line have been trained to receive your call. The Compliance Line is available 24 hours a day, seven days a week. All calls will be answered by a live person. Calls are not recorded and are not able to be traced. You have the option to remain anonymous. If you remain anonymous, you will be given a numeric code so that you may call back and ask for follow up. You will be guided through the call and prompted by appropriate questions from the operator. You will be given a date on which you can call back and receive a follow up report. Once the call is completed, a report will be generated and sent to the Code Administrator. You are urged to call back for follow up, because in the event more information is required, this will be an opportunity for you to provide those details.

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         If you report a possible violation, regardless of the method that you use to make the report, it is important that you provide as much detail as possible, including names, dates, times, locations and the specific conduct in question. Only with sufficient specific information can the Company adequately investigate the reported action.

         Your submission of information will be treated in a confidential manner to the extent reasonably possible. Please note, however, that if an investigation by the Company of the activities you have reported takes place, it may be impossible for the Company to maintain the confidentiality of the fact of the report or the information reported.

                              OUR OBLIGATION TO YOU

         The Company is committed to providing a workplace conducive to open discussion of its business practices. It is the policy of the Company for anyone aware of any possible violation of this Code or of any of our policies and procedures or any legal requirement to report the possible violation. We will not tolerate retaliation against anyone for such reporting. It is also our policy to comply with all laws that protect employees against unlawful discrimination or retaliation by anyone at the Company as a result of their lawfully and truthfully reporting information regarding, or their participating in, investigations involving allegations of corporate fraud or other violations by the Company or its agents of federal or state law.

         Of course, reports based upon evidence that the employee knows to be false and reports that the employee knows, or reasonably should know, to be groundless are not appropriate and the Company reserves the right to take appropriate disciplinary action with respect to such reports. In addition, except to the extent required by law, this policy does not cover an employee who violates the confidentiality of any applicable lawyer-client privilege to which the Company or its agents may be entitled, or who violates his or her confidentiality obligations with regard to the Company's trade secrets or other confidential information. If you have any questions as to what information may be confidential or as to what your obligations may be with respect to particular information, you should contact the Code Administrator.

         If you believe that you have been subjected to any action that violates this policy, you may file a complaint with your supervisor or the Code Administrator. If it is determined that you have experienced any improper employment action in violation of this policy, corrective action will be taken.

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                   CODE ADMINISTRATOR AND COMPLIANCE COMMITTEE

         As part of the Company's commitment to conducting its business ethically, the Board of Directors has appointed a Code Administrator and created a management committee to help administer and implement the Code (the "Compliance Committee"). The Code Administrator serves as chair of the Compliance Committee and will handle the Company's day-to-day compliance matters. The Code Administrator and Compliance Committee have overall responsibility to:

         - Receive, collect, review, process, investigate and resolve concerns and reports by employees and others on the matters described in the Code;

         - Work with legal counsel from time to time to review the Code in connection with current federal, state and local laws;

         - Recommend to the Audit Committee of the Board of Directors any updates to the Code deemed necessary;

         - Present to the Company's Disclosure Committee, on a periodic basis, either a copy or summary of each report received regarding the Company's accounting, auditing, and internal auditing controls or disclosure practices;

         - Present directly to the Audit Committee of the Board of Directors on a quarterly basis, unless immediate attention by the Audit Committee as warranted, a copy of each report received regarding the Company's accounting, auditing, and internal auditing controls or disclosure practices;

         - Coordinate with Human Resources the establishment of programs to educate all team members about the Code and compliance issues;

         -        Provide guidance on the meaning and application of the Code;

         - Communicate with independent contractors and agents about the Code, as necessary;

         -        Monitor and audit compliance with the Code; and

         - Report periodically to management and the Audit Committee of the Board of Directors on implementation and effectiveness of the Code and other compliance matters.

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                         INVESTIGATIONS AND ENFORCEMENT

         Reports of possible violations of the Code will be collected, reviewed and processed by the Code Administrator. The Code Administrator may refer reports submitted, as he or she determines to be appropriate or as required under the directives of the Board of Directors to the Board or an appropriate committee of the Board. Any reports submitted that involve the Company's accounting, auditing and internal auditing controls and disclosure practices will be presented directly to the Audit Committee of the Board of Directors on a periodic basis, unless immediate attention by the Audit Committee is warranted.

         Reports of possible violations of the Code will be investigated by the Company and, if a violation of the Code is substantiated, disciplinary action will be taken, where necessary, including appropriate sanctions for the individual(s) involved, up to and including termination of employment. Any executive officer or director believed to have participated in a possible violation shall not be permitted to participate in any investigation or recommendation for disciplinary action or sanctions.

         Violations of the Code that may also constitute illegal conduct shall be addressed, which may include making a report to civil or criminal authorities for further action. In addition, the Company may, under certain circumstances, be required to disclose violations of the Code to the stockholders of the Company.

         The Company may also from time to time conduct reviews to assess compliance with the Code.

                         YOUR OBLIGATION TO THE COMPANY

         The following information outlines standards of conduct and ethics of the Company and its subsidiaries and affiliates. One person's misconduct can damage the Company's hard-earned reputation and compromise the public's trust in the Company. Every team member of the Company should become familiar with this Code.

         If you have a question about a topic covered in this Code or a concern regarding any conduct, please speak with your supervisor or with the Code Administrator.

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         As a team member of the Company, you have the following compliance obligations under the Code:

         - To read and comply with the Code. It is also your responsibility to comply with the law and behave in an ethical manner.

         - To ensure that any required disclosures are made and approvals and exceptions are obtained through the process outlined in this section.

         - To understand the Code and to get clarification if you are unsure about its application in a specific situation. This Code cannot anticipate every possible situation or cover every topic in detail. From time to time, we may establish special policies to address specific subjects. If you are unclear about a situation, stop and ask for guidance from your supervisor or the Code Administrator before taking action. If you are uncomfortable speaking with any of these people or you wish to remain anonymous, you may call the Compliance Line at 1-800-__--____ (your call is free and will be protected on the basis of strict anonymity).

         - To help ensure that our company complies with all applicable laws and regulations. Failure to obey laws and regulations violates this Code and may expose both you and the Company to criminal or civil sanctions. Any violation of this Code or other corporate policies may result in disciplinary action, up to and including termination. The Company may also seek civil remedies from you and even refer criminal misconduct to law enforcement agencies.

         - To report possible violations of this Code or any illegal or unethical behavior to the Code Administrator.

         - On the Company's request, to confirm in writing, using the form attached hereto as Exhibit A, that you have received and read a copy of the Code and that you are in compliance with its provisions.

                       DISCLOSURE, AMENDMENTS AND WAIVERS

DISCLOSURE

         To the extent required by law or applicable NASDAQ standards, the Company shall publicly (e.g., in its Annual Report on Form 10-K or on its website) disclose this Code and its application to all of the Company's directors, executive officers, senior financial officers and other employees.

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AMENDMENTS

         This Code may only be amended by the Company's Board of Directors or a duly authorized committee thereof. To the extent required by law, amendments to the Code shall be disclosed publicly.

WAIVERS

         Any waiver of the Code for any of the Company's senior financial officers, executive officers or directors may be made only by the Board of Directors or a duly authorized committee thereof. To the extent required by law or applicable NASDAQ standards , any such waivers for senior financial officers, executive officers or directors shall be disclosed publicly.

                 STANDARDS OF CONDUCT AND ETHICS FOR EMPLOYEES,
                             OFFICERS AND DIRECTORS

                   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         The Company strives to ensure that all activity by or on behalf of the Company is in compliance with applicable laws, rules and regulations. The following standards are intended to provide guidance to team members to assist them in their obligation to comply with applicable laws, rules and regulations. These standards are neither exclusive nor complete. Additional corporate policies and procedures are accessible in our "Corporate Information on Notes" workspace, and others may be published to employees from time to time. Our team members are required to comply with all applicable laws, rules and regulations, whether or not specifically addressed in these policies. For additional guidance, or if questions regarding the existence, interpretation or application of any law, rule or regulation arise, please contact your supervisor or the Code Administrator.

ANTITRUST LAWS

         All team members must comply with applicable antitrust and similar laws that regulate competition in the countries in which we operate. Examples of conduct prohibited by such laws include:

         - agreements to fix prices, bid rigging, market allocation and collusion (including price sharing) with competitors;

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         -        boycotts, certain exclusive dealing arrangements and price discrimination agreements; and

         - unfair trade practices, including bribery, misappropriation of trade secrets, deception, intimidation and similar unfair practices.

HEALTH CARE LAWS

         The Company expects its team members to refrain from conduct that may violate federal and state laws governing patient referrals, health care financial relationships and participation in federal and state health care benefit programs. The federal anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal and state health care benefit programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. There are many similar state laws. These anti-kickback laws are broad and may apply to some of our activities or our relationships with our customers or business partners.

ENVIRONMENTAL LAWS

         It is our policy to comply with all applicable environmental laws, rules and regulations. Our team members will strive to utilize resources appropriately and efficiently and dispose of waste in accordance with applicable laws, rules and regulations.

DISCRIMINATION LAWS

         The diversity of the Company's employees is a tremendous asset. We believe the fair and equitable treatment of employees, customers and suppliers and other persons is critical to fulfilling our visions and goals. It is therefore our policy to conduct the Company's business, and to recruit, hire, train, promote, assign, transfer, layoff, recall and terminate employees, without regard to the race, color, religion, gender, ethnic origin, sexual orientation, age or disability of such person, or any other classification protected by applicable law. It is our policy to recruit, hire, train, promote, assign, transfer, layoff, recall and terminate employees based on their own ability, achievement, experience and conduct and other legitimate business reasons.

         The Company is proud of its work environment, and we will continually take steps to maintain a pleasant work environment for all of our employees and at all of our locations. It is our corporate policy that employees treat each other with courtesy, consideration and professionalism. We will not tolerate harassment of any employee by any other employee or supervisor for any reason. In addition, harassment for any discriminatory reason, such as race, sex, national origin, disability, sexual orientation, age or religion, is prohibited by state and federal laws, which may subject the Company and/or the individual harasser to liability for any such unlawful conduct. The Company prohibits not only unlawful harassment, but also other unprofessional actions.

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Accordingly, derogatory racial, ethnic, religious, age, sexual orientation, sexual or other inappropriate remarks, slurs or jokes will not be tolerated.

         Employees should report allegations of harassment or discrimination immediately upon their occurrence in accordance with the Company's Appropriate Workplace Behavior Policy guidelines accessible in our "Corporate Information on Notes" workspace. Reported allegations of harassment or discrimination will be investigated in accordance with applicable laws and human resources policies. Employees are expected to seek advice from the Code Administrator when confronted with business decisions involving a risk of violation--or even the potential appearance of violation--of these laws.

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 ("HIPAA")

         The Company's policy is to protect the privacy and confidentiality of those individuals whose health care information may be identifiable within the services supplied by the Company to its customers in conformance with applicable law, including HIPAA. The Company and its employees, officers and directors will strive to comply with all applicable HIPAA provisions that regulate the privacy, security and electronic transmission of health information. The Company expects its employees to use and disclose (or refrain from disclosing) protected health information as proscribed by the federal government under HIPAA and related regulations. It is also our policy to adhere to the established uniform standards relating to data reporting, formatting, and coding that HIPAA "covered entities" must use in conducting certain health care transactions. Questions regarding the use and disclosure of protected health information may be directed to the Company's Legal Department.

OTHER LAWS GOVERNING PRIVACY AND TRANSMISSION OF PERSONAL INFORMATION

         Certain other state and federal laws other than HIPAA govern the collection, storage, dissemination, transfer, use, access to and confidentiality of personal information and patient health information. Other countries also have, or are developing, their own laws governing the collection, use, storage, dissemination and transfer of personal information or patient data. These laws can work to limit transfers of such data across borders and even among affiliated entities in our group of companies. The Company and its team members will comply with all provisions of these laws that relate to its business, including the privacy, security and electronic transmission of health and other personal information. The Company expects its team members to keep all such data confidential and to protect, use and disclose information in the conduct of our business only in compliance with these laws. The Company will consider and may release personal information to third parties to comply with law or to protect the rights, property or safety of the Company and its customers.

INSIDER TRADING

         The purchase or sale of the Company's securities while aware of material nonpublic information about the Company, or the disclosure of material nonpublic

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information to others who then trade in the Company's securities, is prohibited by the Company and by the federal securities laws. Our Board of Directors has adopted an insider trading policy that applies to all directors, officers and other employees. All team members should review the insider trading policy carefully and follow the policies and procedures described therein. The failure of a team member to comply with the Company's insider trading policy may subject him or her to Company imposed sanctions, up to and including termination for cause, whether or not the failure to comply results in a violation of law.

         THE USE OF NON-PUBLIC INFORMATION FOR PERSONAL FINANCIAL BENEFIT OR TO "TIP" OTHERS WHO MIGHT MAKE AN INVESTMENT DECISION ON THE BASIS OF THIS INFORMATION IS NOT ONLY UNETHICAL, BUT ALSO ILLEGAL.

         Refer to our Insider Trading Policy for all questions as to trading in the Company's securities, insider trading, and related concerns. If you have questions about the Company's insider trading policy, please contact the Code Administrator.

POLITICAL PROCESS

         Employees, officers and directors shall comply with all laws, rules and regulations governing campaign finance and lobbying activities and shall not engage in any conduct that is intended to avoid the application of such laws to activities undertaken on the Company's behalf. In addition, executive officers shall monitor compliance with lobbyist registration and disclosure requirements by all individuals who act on behalf of the Company.

                              CONFLICTS OF INTEREST

         A "conflict of interest" occurs when an individual's private interest interferes in any way, or even appears to interfere, with the interests of the Company as a whole. A conflict of interest situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her company work objectively and effectively. Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

         Directors, officers and employees owe a duty of undivided and unqualified loyalty to the Company and may not use their positions improperly to profit personally or to assist others in profiting at the expense of the Company. All team members are expected to regulate their activities so as to avoid conflicts of interest. In addition, team members shall communicate to the Code Administrator any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

         You are expected to devote your full time and attention to the Company's interests during regular work hours and during any additional time that is required.

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While we recognize that involvement in civic and political activities is beneficial to your personal growth and influence within your community and profession, as well as to the Company, participation in outside activities must not adversely affect your performance of your duties for the Company. Outside activities that compete with the Company's business or present a conflict or potential conflict of interest are not permitted

         While not all-inclusive, the following will serve as a guide to the types of activities that might cause conflicts of interest:

OUTSIDE FINANCIAL INTERESTS

- Ownership or other interest in or employment by any outside concern which does business with the Company. This does not apply to stock or other investments held in a publicly held company, provided that the stock and other investments do not, in the aggregate, exceed 5% of the outstanding ownership interests of such company. The Company may, following a review of the relevant facts, permit ownership interests which exceed these amounts if management or the Board of Directors, as appropriate, concludes such ownership interests will not adversely affect the Company's business interests or the judgment of the affected director, officer or employee.

- Conducting business, not on behalf of the Company, with any the Company vendor, supplier, contractor, agency, or any of their directors, officers or employees.

- Representation of the Company by a director, officer or employee in any transaction in which he or she, or a family member, has a substantial personal interest.

- Disclosure or use of confidential, special or inside information of or about the Company, particularly for personal profit or advantage of the director, officer or employee, or a family member of such person.

- Competition with the Company by a director, officer or employee, directly or indirectly, in the purchase, sale or ownership of property or services or business investment opportunities.

SERVICES FOR COMPETITORS/VENDORS

         Generally, it is aconflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. Thus, no team member shall perform work or render services for any competitor of the Company or for any organization with which the Company does business or which seeks to do business with the Company, outside of the normal course of his/her service or employment with the Company, without the prior approval of the Code Administrator (or the Audit Committee of the Board of Directors for our executive officers, senior financial officers or directors).

No team member shall be a director, officer, or consultant of such an organization, nor permit his/her name to be used in any fashion that would tend to indicate a business connection with such organization without this prior approval. THE ONLY EXCEPTION TO THIS SHALL BE AS TO ANY MEMBER OF THE BOARDS OF DIRECTORS OF CTI MOLECULAR IMAGING, INC. OR OF CTI PET SYSTEMS, INC. WHO HAS BEEN APPOINTED TO SUCH BOARDS BY SIEMENS MEDICAL SOLUTIONS USA, INC. ("SIEMENS") PURSUANT TO OUR JOINT VENTURE AGREEMENT WITH SIEMENS.

         The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

PARTICIPATION ON BOARDS OF DIRECTORS/TRUSTEES; POLITICAL ACTIVITIES

- The Company encourages its employees to participate in religious, community, professional or charitable organizations and those within the industry that we serve. In order to avoid any conflict of interest, or appearance of a conflict, that could arise from service by an employee of the Company as a director or trustee of another organization, an employee must obtain prior approval from the Code Administrator before serving as a member of the board of directors or trustees of any business, industry or community organization. Approval, however, is not required to participate in a non-profit organization if the team member is not a director or trustee unless there is a potential conflict of interest between the organization and the Company. Participation shall not imply that the team member is serving at the direction or request of the Company.

- The Company retains the right to prohibit membership by officers or employees on any board of directors or trustees where such membership might conflict with the best interests of the Company.

- An officer or other employee must disclose all board of directors/trustees activities in his or her Conflict of Interest Disclosure Statement. A form Disclosure Statement is attached as Exhibit B to this Code of Conduct.

- Participation shall not imply that the team member is serving at the direction or request of the Company.

- Team members are encouraged to participate in political activities on their own time and in accordance with their individual desires and political preferences. However, it must be clear at all times that such participation is done as an individual and not as a representative of the Company. Before becoming a candidate or appointee to a public office, the team member must notify his/her manager or group leader and the Code Administrator.

                             CORPORATE OPPORTUNITIES

         Our team members owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Team members shall not take for personal use (or for use by a family member) any business opportunity learned of during the course of serving the Company, using the Company's property or as a result of such individual's position with the Company. To the extent that a team member learns of a business opportunity that is within the Company's existing or proposed lines of business, the employee, officer or director should inform his or her supervisor or the Code Administrator or the Board of Directors, as appropriate, of the business opportunity and refrain from personally pursuing the matter until such time as the Company decides to forego the business opportunity. At no time may any team member utilize any of the Company's property, information or position to generate personal gain or engage or participate in any business that directly competes with the Company.

                   PROTECTION AND PROPER USE OF COMPANY ASSETS

         All team members shall strive to preserve and protect the Company's assets and resources and to promote their efficient use. The standards set forth below are intended to guide employees, officers and directors by articulating the Company's expectations as they relate to activities or behaviors that may affect the Company's assets.

PERSONAL USE OF CORPORATE ASSETS

         Theft, carelessness and waste have a direct impact on the Company's profitability. Team members must not convert assets of the Company to personal use. Company property should be used for the Company's legitimate business purposes and the business of the Company shall be conducted in a manner designed to further the Company's interest rather than the personal interest of an individual team member. Our employees, officers and directors are prohibited from the unauthorized use or taking of the Company's equipment, supplies, materials or services. Prior to engaging in any activity on company time which will result in remuneration to the team member or the use of the Company's equipment, supplies, materials or services for personal or non-work related purposes, officers and other employees shall obtain the approval of the supervisor of the appropriate business unit and directors shall obtain the approval of the Board of Directors.

USE OF COMPANY SOFTWARE

         Our employees use software programs for word processing, spreadsheets, data management, and many other applications. Software products purchased by the Company are covered by some form of licensing agreement that describes the terms, conditions and allowed uses. It is the Company's policy to respect copyright laws and observe the terms and conditions of any license agreements. Copyright laws in the United States and other countries impose civil and criminal penalties for illegal reproductions and use of licensed software. You must be aware of the restrictions on the use of software and abide by those restrictions.

COMPUTER RESOURCES/E-MAIL

         Our computer resources, which include the electronic mail system, belong to the Company and not to the employee. They are not intended to be used for amusement, solicitation, or other non-business purposes. While it is recognized that employees will occasionally use the system for personal communications, it is expected that such uses will be kept to a minimum and that employees will be responsible and professional in their use of E-mail. The use of the computer systems to make or forward derogatory or offensive remarks about other people or groups is prohibited. E-mail messages should be treated as any other written business communication. The Company's policies regarding its electronic systems and communications are more fully described in the Electronic and Telephone Communications System Policy.

                                WORK ENVIRONMENT

         The Company strives to provide a safe and healthy work environment for all employees. Each team member has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and by reporting accidents, injuries and unsafe equipment, practices or conditions. Our EHS Program covers various standards we expect our employees to follow with respect to maintaining a safe, productive and healthy work environment.

         Violence and abusive and threatening behavior are not permitted. Team members should report to work in condition to perform their duties, free from the influence of alcohol or of illegal drugs. The use of illegal drugs in the workplace will not be tolerated. The bringing of weapons of any type onto the Company's property will likewise not be tolerated.

         SEE OUR APPROPRIATE WORKPLACE BEHAVIOR POLICY AVAILABLE IN THE CORPORATE WORKSPACE FOR FURTHER GUIDANCE ON THESE MATTERS.

                    CONFIDENTIAL AND PROPRIETARY INFORMATION

CONFIDENTIALITY

          Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. All information (in any form, including electronic information) that is created or used in support of corporate business activities is the property of the Company. This information is a valuable asset and our team members are expected to protect it from unauthorized disclosure. This includes the Company's customer, supplier, business partner and employee data. Federal and state law may restrict the use of such information and impose penalties for impermissible use or disclosure.

         Our team members must not discuss confidential information with other team members, except on a "need to know" basis. The obligation to preserve confidential information continues even after employment ends.

         Team members are bound, during and after employment, by the CTI (or CPS or PETNet, as the case may be) Guidelines for Protection of Confidential and Proprietary Information form which obligates them to hold all confidential information in confidence, to refrain from disclosing such information to any person outside the Company without the Company's prior consent, and to refrain from using confidential information for any purpose other than the performance of their duties to the Company. Team members are also obligated to comply with any disclosure obligations imposed on the Company in its agreements with third parties.

         Information pertaining to the Company's competitive position or business strategies and information relating to negotiations with employees or third parties, should be protected and shared only with employees having a need to know such information in order to perform their job responsibilities.

PATIENT/MEMBER INFORMATION

         All team members have an obligation to conduct themselves in accordance with the principle of maintaining the confidentiality of patient and member information, to the extent they have contact with such information, in accordance with all applicable laws and regulations. Employees, officers and directors shall refrain from revealing any personal or confidential information concerning patients or members unless supported by legitimate business or patient care purposes. If questions arise regarding an obligation to maintain the confidentiality of information or the appropriateness of releasing information, employees should seek guidance from the Code Administrator or Legal Department.

INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION

         Our team members must carefully maintain and manage the intellectual property rights of the Company to preserve and protect their value. Information, ideas and intellectual property assets of the Company are important to the Company's success. The obligation of all team members to protect the Company's assets includes proprietary information and intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

         Our name, logo, trademarks, inventions, processes and innovations are intellectual property assets and their protection is vital to the success of the Company's business. The Company's and any of its subsidiaries' names, logos and other trademarks and service marks are to be used only for authorized company business and never in connection with personal or other activities unless appropriately approved and in accordance with company policy. In addition, our employees, officers and directors must respect the intellectual property rights of third parties. Violation of these rights can subject both you and the Company to substantial liability, including criminal penalties.

     A basic definition of each of the common types of intellectual property rights follows:

     A PATENT permits an investor to exclude others from making, using, offering to sell, selling or importing products or services covered by the claims of the patents. Report any unauthorized use of the Company's patents, and only use products or services covered by the patent of a third party as authorized by the terms of the license agreement that the Company has entered into with the third party.

     TRADEMARKS and SERVICE MARKS are words, names, logos, and designs that help consumers recognize the source of a product or service and distinguish it from the source of products and services of competitors. Our name and logo are among the Company's most valuable assets. The use of the Company's trademarks or service marks by a third party must be properly authorized or licensed. Conversely, the Company should be properly licensed or authorized to use a third party trademark or service mark. Do not use a third party's trademark or service mark without written permission.

     COPYRIGHTS protect works of authorship such as articles, drawings, photographs, video, music, audiotapes and software. The owner of a valid copyright enjoys many exclusive rights, including without limitation, the exclusive rights to copy, perform, make derivative works and distribute the works. Do not use, copy, distribute or store works of authorship without first determining that the Company has obtained permission from the copyright holder or that other limited copying is legally permitted.

     A TRADE SECRET is valuable non-public information, regardless of the form of the information, that creates (i) a competitive advantage for the Company by being kept secret and (ii) is the subject of efforts by Company reasonable under the circumstances to maintain the secrecy of the information. Examples may include information about customers, like their buying patterns and needs, and financial, planning, marketing, and strategic information about the Company's current and future business plans. Treat as trade secrets and keep confidential all commercially sensitive and important business information of the Company and all similar information of other companies and persons that the Company has received under a confidentiality agreement. Follow all Company policies regarding the treatment of sensitive information and follow all security measures regarding the disclosure and distribution of sensitive information.

     Intellectual property that you create while employed by the Company belongs to the Company. You must share any innovations or inventions you create with your supervisor so that the Company can take steps to protect these valuable assets.

RECORDS MANAGEMENT

         The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

         Many officers and employees regularly use business expense accounts, which must be documented and recorded accurately. If you are unsure whether a certain expense is legitimate, ask your supervisor or your controller. Rules and guidelines are available from the Accounting Department. Please also refer to the Company's Signature and Contract Approval Guidelines found in the Corporate Information workspace under "Finance."

         All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

         Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos and formal reports.

         Records should always be retained or destroyed according to the Company's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation it is essential to follow the advice of the Company's Law Department. Whenever litigation or an investigation is pending or threatened, every potentially relevant document must be preserved unless destruction has been approved by the Law Department.

PERSONNEL ACTIONS/DECISIONS

         Salary, benefit, medical and other personal information relating to employees shall be treated as confidential. Personnel files, payroll information, disciplinary matters, and similar information are to be maintained in a manner designed to protect confidentiality in accordance with applicable laws. Employees, officers and directors shall exercise due care to prevent the release or sharing of information beyond those persons who may need such information to fulfill their job function. Notwithstanding the foregoing, all personnel information belongs solely to the Company and may be reviewed or used by the Company as needed to conduct its business.

                              FRAUDULENT ACTIVITIES

         You must promptly report any activities that you believe may constitute a violation of any law relating to securities fraud; mail fraud; bank, wire, radio or television fraud; any rule or regulation of the Securities and Exchange Commission; or any provision of law relating to fraud or deceptive practices against stockholders. You must also promptly report any activities that you believe constitute or will result in fraudulent reporting of the Company's financial results.

                       INTEGRITY OF RECORDS AND COMPLIANCE
                           WITH ACCOUNTING PRINCIPLES

         The preparation and maintenance of accurate and reliable business records is required by law and is of critical importance to the Company's decision-making processes and to the proper discharge of our financial, legal, and reporting obligations. All financial and other business records, including expense accounts, purchase orders, requisitions, bills, payroll, reports to government agencies, and other reports, books and records of the Company must be prepared with care and honesty. False or misleading entries in such records are unlawful and are not permitted.

         All corporate funds and assets must be recorded in accordance with generally accepted accounting principles, consistently applied ("GAAP") and applicable corporate procedures. No undisclosed or unrecorded corporate funds shall be established for any purpose nor should the Company's funds be placed in any personal or non-corporate account. No director, officer or employee, whatever his or her position, is authorized to depart from the Company's policy or to condone a departure by anyone else.

         The Company maintains a system of internal controls and procedures that it believes provides reasonable assurance that transactions are executed in accordance with management's authorization and properly recorded and that financial records and reports are accurate and reliable. This system includes written policies and procedures and examination by professional auditors. All directors, officers and employees are expected to adhere to these procedures.

         Compliance with accounting and internal controls and procedures and auditing procedures is required at all times. The Company expects for both the letter and the spirit of internal controls and procedures to be strictly adhered to at all times.

         A Note on "Side Letters": Members of the Company's sales force shall not enter into any so-called "side letters" with customers or potential customers of the Company. "Side letters" are defined as letters, amendments or arrangements that alter fundamental terms--particularly the financial terms--of sales contracts but which are intentionally not reported or disclosed to the Company's senior officers and financial officers. Such letters directly and negatively affect the Company's revenue recognition under GAAP, and no side letter shall be entered into by any of the Company's employees with any customer or potential customer of the Company. Any violation of this directive will not be tolerated.

                        DISCLOSURE POLICIES AND CONTROLS

         The Company must disclose to the SEC and the NASDAQ Stock Market, its stockholders and the investing public, information that is required to be disclosed under the securities laws and also any information that may be necessary to ensure the required disclosures are not misleading or inaccurate. The Company requires you to participate in the disclosure process, which is overseen by the Company's Disclosure Committee and the Company's chief executive officer and chief financial officer.

         The disclosure process is designed to record, process, summarize and report material information as required by all applicable laws, rules and regulations. Participation in the disclosure process is a requirement of a public company, and full cooperation and participation by all team members in the disclosure process is a requirement of this Code.

                             FAIR AND HONEST DEALING

         We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Our team members shall deal fairly and honestly with the Company's stockholders, customers, suppliers, competitors and employees. Such individuals shall behave in an ethical manner and shall not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing or practice. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited.

                 BRIBERY, KICKBACKS AND OTHER IMPROPER PAYMENTS;
                         CUSTOMER AND SUPPLIER RELATIONS

GENERAL

         The Company and its employees, officers and directors must maintain high ethical and professional standards in dealing with government officials and members of the private sector. The Company's funds, property or services must not be given, either directly or indirectly, to anyone in an improper effort to obtain or retain business for the Company or to obtain special or unusual treatment in connection with a business transaction.

SELLING TO CUSTOMERS

         The Company competes vigorously, but fairly. Do not misrepresent or exaggerate our products, services or capabilities, even if fair and honest representation means potentially losing a sale. If silence about a fact could mislead a customer, disclose the information. Communicate clearly and precisely so that customers understand the terms of contracts, including schedules, prices, and responsibilities. Customers rely on our employees and on our commitment to them.

CHOOSING SUPPLIERS

         Strive to build good working relationships with our suppliers. Choose the services of others, such as suppliers or consultants, based on merit, considering, among other things, competitiveness of price, the quality of service, delivery capability, responsiveness and reputation for service and integrity.

BUSINESS COURTESIES AND INDUCEMENTS

         Gifts, meals and entertainment are common courtesies intended to build goodwill and sound working relationships among business professionals, not to gain unfair advantage with customers. You may accept or offer meals and entertainment from and to other business professionals if they are voluntarily offered, for a legitimate business purpose, are reasonable, and do not compromise (or could appear to compromise) your or their business judgment or your or their ability to make objective and fair business decisions.

         It is improper for you or your family members to knowingly request, accept or offer anything else that could be construed as an attempt to influence your performance of duties or to favor a customer, supplier, or competitor contrary to the best interests of the Company, including gifts, payments, travel, honoraria, or other valuable benefits from any existing or potential customer, supplier, or competitor. Loans of any sort are strictly prohibited.

         Team members are not authorized to provide or accept gifts (including cash gifts), entertainment, payment, favors or anything of significant value (defined as approximately $100 in value) from a customer, supplier, consultant or other party seeking to conduct, or currently conducting business with, the Company. The following items are not subject to the $100 limit:

         - Gifts clearly given to the Company rather than to an individual team member (i.e. a painting, a commemorative plaque or sculpture, etc.);

         - Gifts based on obvious family or personal relationships when it is clear that the relationship, and not the Company's business, is the basis for the gift; and

         - Awards from civic, charitable, educational, or religious organizations for recognition of service or accomplishment.

         No gift or entertainment should ever be offered, given, provided or accepted by any team member or family member of an officer, employee or agent unless it: (1) is not a cash gift; (2) is consistent with customary business practices; (3) cannot be construed as a bribe or payoff; and (4) does not violate any laws or regulations.

         In addition, gifts should not be given to government officials, regardless of monetary value. See "Dealings with Government Agencies" below.

         NOTE: The gift-giving and acceptance guidelines noted above are based on United States business practices and customs. For those conducting international business transactions, all decisions should be made based on what is in the best interest of the Company. As a rule, however, if a team member receives a gift while conducting international business, the team member should turn the gift over as soon as possible to the Company. Team members with any doubt or questions on the propriety of a gift or its acceptance should contact the Code Administrator.

         Sales-related commissions, rebates, discounts, credits and allowances are often customary business inducements. Both givers and receivers of these inducements must exercise strict care and caution to avoid illegal or unethical payments and to maintain compliance with tax and anti-kickback or foreign corrupt practices laws (see below), if applicable. Any such commissions or credits given or received by the Company must be reasonable in value, competitively justified, properly documented and made to the business entity with which the original sales agreement was made or to which the original invoice was issued. Such inducements should not be made to or received by individual officers, employees or agents of the business entity, to an official of any governmental entity (whether federal, state, local or municipal, and whether domestic or international), or to another related business entity. Although discouraged, some payments may be permitted but only if they are legal and necessary, and if they follow established, well-recognized practice in the area. Payments must be made only for administrative actions to which the Company is clearly entitled and they should be approved in advance and recorded.

DEALINGS WITH GOVERNMENT AGENCIES

         Strict and special care must be taken when dealing with government customers. Activities that might otherwise be appropriate when working with private sector customers may be grossly improper and even illegal when dealing with government employees, or when providing goods and services to another customer who, in turn, will deliver the Company's product to a government end user.

         Do not directly or indirectly give, promise, offer or make payment in money or anything of value to anyone, including a government official, agent or employee of a government, political party, labor organization or business entity or a candidate of a political party, or their families, with the intent to induce favorable business treatment or to improperly affect business or government decisions. This policy prohibits actions intended either to influence a specific decision or merely to enhance future relationships. It is also inappropriate in certain circumstances to discuss employment possibilities with government employees while doing business with the government.

         In short, special care must be taken when dealing with government customers. Contact the Code Administrator if you have questions concerning compliance with these obligations.

               ETHICS & COMPLIANCE IN THE INTERNATIONAL COMMUNITY

         The Company is committed to maintaining high standards of business conduct at home and abroad. The Company and its team members must comply with all local laws of the countries in which the Company conducts business, applicable international and intergovernmental regulations and U.S. laws that apply to international activities and other applicable laws.

         If you conduct business for the Company outside of the U.S., in addition to being familiar with the local laws of the other countries involved, be sure you are familiar with the following U.S. laws and regulations. Violations of these laws can result in substantial fines, imprisonment and severe restrictions on the Company's ability to do business.

FOREIGN CORRUPT PRACTICES ACT

The Foreign Corrupt Practices Act (the "FCPA") has a variety of provisions that regulate business in other countries and with foreign citizens. In essence, the FCPA makes it a crime-- with sanctions of fines (potentially against both the corporation involved and individual members of the corporation, be they officers, directors, employees or agents involved) and imprisonment--to promise or give anything of value to a foreign official or political party in order to obtain or keep business or obtain any improper advantage. It is also illegal to make payments or "gifts" to agents, sales representatives or other third parties if you have reason to believe your transaction may or will be used illegally. Seek advice from the Code Administrator for interpretation of the FCPA if you are involved in any business dealings that involve foreign countries.

ANTI-BOYCOTT LAWS

         It is against the law to cooperate in any boycotts between foreign countries not sanctioned by U.S. law. All requests for boycott support or boycott-related information must be reported. Seek advice from the Code Administrator for any questions concerning such boycotts and current countries affected.

TREASURY EMBARGO SANCTIONS

         The U.S. Treasury Department's Office of Foreign Assets Control, together with the U.S. State Department and the U.S. Commerce Department's Bureau of Export Affairs, prohibits U.S. companies and their foreign subsidiaries from doing business with certain countries and organizations/agencies and certain individuals. The regulations vary depending on the country and the type of transaction, and these rules often change as U.S. foreign policy changes.

         If you are aware of any sensitive political issues with a country in which the Company is doing or considering doing business, seek advice from the Legal Department before engaging in a potential transaction. The potential civil and criminal consequences range from fines and corporate debarment from federal contracting to imprisonment.

EXPORT CONTROL RESTRICTION

         To prevent sensitive goods, technology and software from falling into the wrong hands, exports of these products and technical information to certain countries or individuals are restricted by the U.S State Department and the U.S. Commerce Department's Bureau of Export Affairs. These restrictions may also apply to transfers between the Company and its foreign subsidiaries.

         An "export" is broadly defined as any method of conveying data to foreign individuals or companies, including sales, training and consulting, product promotion and casual conversation, even if these activities occur in the U.S. Because these control restrictions are designed to further U.S. foreign policy and national security goals, they are subject to change. Obtain guidance from the Code Administrator or the Legal Department to identify the applicable rules before exporting such goods or technology. In addition to these specific laws, be aware that U.S. antitrust laws and certain employment laws apply to our international operations.

                 SUPPLEMENTAL STANDARDS FOR PRINCIPAL EXECUTIVE
             OFFICER, PRINCIPAL FINANCIAL OFFICER AND OTHER SENIOR
                               FINANCIAL OFFICERS

          The Board of Directors of the Company has established certain supplemental ethical standards for the Company's principal executive officer, principal financial officer, other Senior Leadership Team members, Controller, and certain other senior officers with financial, policy-making and accounting functions (the "Financial Officers"). The Financial Officers must comply with these standards in addition to all of the other standards contained in this Code. These standards are attached as Exhibit D to this Code.

                   REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

         Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.

                              COMPLIANCE REMINDERS

         The provisions of this Code apply to all team members of the Company and its affiliated companies regardless of whether the team member is classified as a full-time, part-time, or temporary.

         Violation of the Code is extremely serious misconduct for which the Company reserves the right to impose discipline, up to and including termination.

         We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

         - Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as practicable, and as soon as reasonably possible.

         - Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

         - Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

         - Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

         - Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor or where you do not feel comfortable approaching your supervisor with your question, discuss it with a Human Resources representative or the Code Administrator. If that also is not appropriate, call (800) ____-______, the Company's toll-free Ethics Hotline. If you prefer to write, address your concerns to the Code Administrator.

         - You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

         - Always "ask first, act later": If you are unsure of what to do in any situation, seek guidance first, before you act.

                       CERTIFICATE OF ADOPTION OF THE CODE

         This Code of Business Conduct and Ethics was duly APPROVED AND ADOPTED by the Board of Directors of the Company on the 9th day of December, 2003.

                                                      /s/ Jack H. McCall
                                                     ------------------------
                                                     Jack H. McCall, Jr.
                                                     Secretary

                                    EXHIBIT A
                              ACKNOWLEDGEMENT FORM

         I acknowledge receipt of a copy of the Company's Code of Business Conduct and Ethics (the "Code"). I understand that this Code is not a contract, is not intended to create, nor does it create, any contractual rights related to employment on the Company. I further acknowledge that I have read the Code and understand my responsibilities as a team member of the Company related to the Code, and agree to abide by to the Code.

         I acknowledge and understand, as a team member of the Company, failure to comply with the Code could result in disciplinary action up to and including termination. In addition, I agree to report any misconduct/violations of the Code to the Code Administrator.

         I understand and agree that if I have any future questions regarding the Code, I should contact my manager or a Human Resources Representative. If further clarification is needed, I understand and agree that I should contact the Code Administrator.

Date:                                   Signed:
     ___________________                       _________________________________
                                                Team Member's Signature

                                               _________________________________
                                                Print Name

                                               _________________________________
                                                Company Representative Signature

                                    EXHIBIT B
                    CONFLICT OF INTEREST DISCLOSURE STATEMENT

         I, __________________________, disclose to the Board of Directors of the Company that I serve either as an officer or as a member of the board of trustees/board of directors of the following entities and receive as remuneration for my services the amounts set forth below:

  Entity                             Title                          Compensation

____________________________            __________________________________
Date of Disclosure Statement            Print Name

                                        __________________________________
                                        Signature

         I further disclose that I, or a member of my family, holds a direct or indirect ownership interest in assets or stock of the following entities that sell products or services or have contracts with the Company:

                                                            Contact or Nature of
                                                           Relationship With the
Family Member        Entity     Nature and % Ownership            Company

___________________________             ____________________________________
Date of Disclosure Statement            Print Name

                                        ____________________________________
                                        Signature

                                    EXHIBIT C
                           CONTACTS AND PHONE NUMBERS

Code Administrator (General Counsel's Office)...........         (865) 218-3830

Compliance Line.........................................         1-800-___-____

HR Director.............................................         (865) 218-2211

    This Code is not intended to create, nor does it create, any contractual rights related to employment.

                                    EXHIBIT D
                    SENIOR FINANCIAL OFFICERS' CODE OF ETHICS

     The Board of Directors of (the "Company') has established the following supplemental ethical standards for the Company's Chief Executive Officer, Principal Financial Officer, [THE OTHER SENIOR LEADERSHIP TEAM MEMBERS, CONTROLLER, GENERAL COUNSEL, VICE PRESIDENT OF SALES, CONTROLLER OF PETNET, AND THE CONTROLLER OF CPS], all of whom have significant financial, policy-making or accounting functions (the "Financial Officers"). The Financial Officers must comply with these standards in addition to all of the other standards contained in the Company's Code of Business Conduct and Ethics.

INTEGRITY AND ACCURACY OF PUBLIC DISCLOSURES

     The Financial Officers shall take all reasonable steps to provide full, fair, accurate, timely and understandable disclosures in the reports and documents that the Company files with or submits to the Securities and Exchange Commission and in other public communications made by the Company. In the event that a Financial Officer learns that any such report, document or communication does not meet this standard and the deviation is material, then such officer shall review and investigate such deviation, advise the Board of Directors or the appropriate committee of the Board of Directors regarding the deviation and, where necessary, revise the relevant report, document or communication.

ACCOUNTING TREATMENT

     Although a particular accounting treatment for one or more of the Company's operations may be permitted under applicable accounting standards, the Financial Officers shall not authorize or permit the use of such an accounting treatment if the effect is to distort or conceal the Company's true financial condition. The accounting standards and treatments utilized by the Company shall, in all instances, be determined on an objective and uniform basis and without reference to a single transaction or series of transactions and their impact on the Company's financial results for a particular time period. Any new or novel accounting treatment or standard that is to be utilized in the preparation of the Company's financial statements shall be first discussed with the Audit Committee of the Board of Directors, and the Company's independent auditors.

    This Code is not intended to create, nor does it create, any contractual rights related to employment